Exhibit 99.1

NEWS RELEASE
DRESS BARN, INC. REPORTS RECORD THIRD QUARTER
FISCAL 2010 RESULTS

— NET INCOME INCREASES 108% to $48 MILLION—
— COMPARABLE STORE SALES INCREASE 14% —

SUFFERN, NY – May 26, 2010 - Dress Barn, Inc. (NASDAQ - DBRN) today reported sales and earnings results for its fiscal third quarter ended April 24, 2010.

Fiscal Third Quarter Results

Net earnings for the fiscal third quarter increased to $48.0 million, or $0.59 per diluted share, compared to recast GAAP net earnings of $23.1 million, or $0.37 per diluted share for the third quarter of fiscal 2009. The Company noted that results for the third quarter of fiscal 2009 have been recast to include non-cash, imputed interest from the adoption of ASC 470-20 as further described below.

Net earnings on a non-GAAP basis increased to $49.0 million, or $0.60 per diluted share, compared to net earnings for the third quarter of 2009 of $23.4 million, or $0.38 per share. During the quarter, the Company incurred a total of $1.6 million of pretax charges for certain items that management believes are not indicative of ongoing operations. These charges include merger-related costs and charges related to a deferred compensation plan. The Company believes it is valuable for users of the Company’s financial statements to be made aware of the non-GAAP financial information as such measures are used by management to evaluate the operating performance of the Company on a comparable basis. Accordingly, a GAAP to non-GAAP reconciliation of results is provided later in this release.

Net sales for the fiscal third quarter ended April 24, 2010 increased 77% to $665.5 million compared to $375.7 million for the fiscal third quarter ended April 25, 2009. The strong sales increase was primarily due to the inclusion of Justice sales, which accounted for $245.1 million of the total increase of $289.8 million. Consolidated comparable store sales for Dress Barn, Inc. for the quarter increased 14%.

By division, net sales for dressbarn increased 9% to $242.5 million, compared to $223.2 million last year, with a comparable store sales increase of 9%.  Net sales for maurices increased 17% to $177.9 million, compared to $152.5 million last year, with a comparable store sales increase of 8%.  Net sales during this quarterly period for Justice were $245.1 million, with comparable store sales increasing 23%.

SG&A expenses for the fiscal third quarter were $194.9 million, or 29.3% of sales, compared to $103.1 million, or 27.4% of sales in the prior year’s comparable period. SG&A expenses on a non-GAAP basis were $193.3 million, or 29.0% of sales, compared to $102.6 million, or 27.3% of sales in the prior year’s comparable period. The increase of 170 basis points as a percent of sales was primarily due to the inclusion of Justice, which had a slightly higher SG&A rate and increased incentive compensation costs due to significantly better-than-planned earnings results.

Operating income for the fiscal third quarter was $76.7 million, or 11.5% of sales compared to $40.3 million, or 10.7% of sales in the prior year third quarter. On a non-GAAP basis operating income increased to $78.3 million, or 11.8% of sales compared to $40.8 million, or 10.9% of sales in the prior year third quarter. This increase is primarily due to improved gross profit and leverage from increased comparable store sales.

Fiscal Nine Month Results

Net earnings for the fiscal nine months increased to $91.4 million, or $1.19 per diluted share, compared to recast GAAP net earnings of $41.0 million, or $0.66 per diluted share for the first nine months of fiscal 2009. Interest expense in both periods includes non-cash, imputed interest recorded in accordance with our adoption of Accounting Standards Codification (ASC) 470-20.

Net earnings on a non-GAAP basis increased to $102.1 million, or $1.33 per diluted share, compared to net earnings for the first nine months of 2009 of $40.4 million, or $0.65 per diluted share. During this nine month period, the Company incurred $16.7 million of pretax charges for certain items that management believes are not indicative of ongoing operations compared to a pretax benefit of $1.0 million last year. A GAAP to non-GAAP reconciliation of these results is provided later in this release.

Net sales for the fiscal nine month period ended April 24, 2010 increased 52% to $1.66 billion compared to $1.10 billion for last year’s comparable nine month period ended April 25, 2009.  The Company noted that $466.3 million of the total increase over the nine month period of $568.9 million was due to the inclusion of Justice sales since the closing of the transaction on November 25, 2009.  Comparable store sales for Dress Barn, Inc. for the nine months ended April 24, 2010 increased 10%.

For the nine month period, by division: net sales for dressbarn increased 7% to $699.7 million with comparable store sales increasing 6%. Net sales for maurices increased 12% to $497.7 million with comparable store sales increasing 6%. Net sales for Justice were $466.3 million since the merger date of November 25, 2009, with comparable store sales increasing 21% during this period.

SG&A expenses for the fiscal nine months were $480.3 million, or 28.9% of sales, compared to $308.7 million, or 28.2% of sales in the prior year’s nine month period. SG&A expenses on a non-GAAP basis were $469.5 million, or 28.2% of sales, compared to $309.7 million, or 28.3% of sales in the prior year’s nine month period. The improvement of 10 basis points as a percent of sales was primarily due to leverage from the increased comparable store sales.

Operating income for the fiscal nine months was $157.6 million, or 9.5% of sales, compared to $70.2 million, or 6.4% of sales in the prior year’s fiscal nine month period. On a non-GAAP basis, operating income increased to $168.5 million, or 10.1% of sales, compared to $69.2 million, or 6.3% of sales in the prior year’s nine month period. This increase is primarily due to improved gross profit and leverage from increased comparable store sales.

Commentary

David R. Jaffe, President and Chief Executive Officer commented, “Our fiscal third quarter performance marks a record level of sales and earnings.  We continue to have strong assortments in each of our three brands and see a continuation of the fashion and value trends in the marketplace that are driving our results.  We have improved our profitability, effectively managed our inventory and expenses, and strengthened our balance sheet.”

Mr. Jaffe continued, “dressbarn is becoming increasingly relevant and is attracting a wider range of women seeking fashion and value. maurices is demonstrating a superior merchandise assortment in smaller, underserved markets.  Justice remains a dominant player in tween girls fashion while continuing to increase its market share. We’re excited to have such an effective range of businesses and opportunities to drive additional value to our shareholders.”

Impact of Adoption of ASC 470-20

At the beginning of the fiscal year, the Company adopted ASC 470-20 (formerly FASB Staff Position APB No.14-1), Debt with Conversion and Other Options. The adoption impacts the accounting treatment of our 2.5% Convertible Senior Notes. As required, prior period results have been recast to conform to this pronouncement. The effect of the recast was to increase non-cash, imputed interest expense by $1.3 million for the fiscal third quarter of 2009, and by $2.6 million and $3.8 million for the fiscal nine month periods of 2010 and 2009, respectively. Effective as of the end of the second quarter of Fiscal 2010, all of the 2.5% Convertible Senior Notes were redeemed and, therefore, the Company no longer incurs interest expense related to the Notes.

Reconciliation of GAAP to Non-GAAP Earnings and Diluted EPS

Earnings and diluted earnings per share are shown below on both a GAAP and a non-GAAP basis for both the thirteen weeks and thirty-nine weeks ended April 24, 2010 and April 25, 2009. The following items are excluded from GAAP and are shown below as non-GAAP measures: 1) loss on debt extinguishment, 2) merger-related costs, 3) partial impairment of our Studio Y trade name and 4) charges (benefits) related to our deferred compensation plan that result from stock market appreciation that impacts the liability for this plan. Because management believes these items may not be indicative of normal operating items, management believes these non-GAAP measures are useful to investors as an alternative for measuring the Company’s operating performance and comparing it against the prior year’s fiscal third quarter and nine month periods.

	Thirteen weeks ended
	April 24, 2010				April 25, 2009
(in millions, except per share amounts)	Earnings before income taxes	Income taxes	Net earnings	Diluted earnings per share	Earnings before income taxes	Income taxes	Net earnings	Diluted earnings per share
Reported GAAP Basis	$77.1	$29.1	$48.0	$0.59	$38.5	$15.4	$23.1	$0.37
Adjustments to expenses:
Merger related costs	0.4	0.2	0.2	0.00	—	—	—	—
Charges related to deferred
compensation plan	1.2	0.4	0.8	0.01	0.5	0.2	0.3	0.01
Non-GAAP basis	$78.7	$29.7	$49.0	$0.60	$39.0	$15.6	$23.4	$0.38

	Thirty-nine weeks ended
	April 24, 2010				April 25, 2009
(in millions, except per share amounts)	Earnings before income taxes	Income taxes	Net earnings	Diluted earnings per share	Earnings before income taxes	Income taxes	Net earnings	Diluted earnings per share
Reported GAAP Basis	$149.2	$57.8	$91.4	$1.19	$67.8	$26.8	$41.0	$0.66
Adjustments to expenses:
Loss on debt extinguishment	5.8	2.1	3.7	0.05	—	—	—	—
Merger related costs	6.2	2.1	4.1	0.05	—	—	—	—
Impairment of trade name	2.0	0.8	1.2	0.02	—	—	—	—
Charges (benefits) related to
deferred compensation
plan	2.7	1.0	1.7	0.02	(1.0)	(0.4)	(0.6)	(0.01)
Non-GAAP basis	$165.9	$63.8	$102.1	$1.33	$66.8	$26.4	$40.4	$0.65

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:

Selling, general and administrative expenses are shown below on both a GAAP and a non-GAAP basis. The following items are excluded from GAAP and are shown below as non-GAAP measures: 1) merger related costs, 2) partial impairment of our Studio Y trade name and 3) charges (benefits) related to our deferred compensation plan that result from stock market appreciation that impacts the liability for this plan. Because management believes these items may not be indicative of normal operating items, management believes these non-GAAP measures are useful to investors as an alternative for measuring the Company’s operating performance and comparing it against the prior year fiscal third quarter and nine month periods.

Selling, general and administrative expenses:

(in millions)	Thirteen weeks ended		Thirty-nine weeks ended
	April 24, 2010	April 25, 2009	April 24, 2010	April 25, 2009
Reported GAAP Basis	$194.9	$103.1	$480.3	$308.7
Adjustments to SG&A expenses:
Merger related costs	(0.4)	—	(6.2)	—
Impairment of trade name	—	—	(2.0)	—
Charges (benefits) related to
deferred compensation plan	(1.2)	(0.5)	(2.7)	1.0
Non-GAAP basis	$193.3	$102.6	$469.4	$309.7

Conference Call Information

The Company will conduct a conference call today, May 26, 2010 at 4:30 PM Eastern Time to review its third quarter results followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 213-8856 prior to the start time, the passcode is 59804043. The call will also be simultaneously broadcast at www.dressbarn.com.  A recording of the call will be available shortly after its conclusion and until June 26, 2010 by dialing (617) 801-6888, the passcode is 12474914.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty retailer of apparel for women and tween girls operating under the dressbarn, maurices and Justice names. The Company operates 2,473 stores.

dressbarn stores offer in-season, quality casual and career fashion apparel and accessories at value prices for women ages 35-55 and operate 840 stores in 47 states. maurices stores offer in-season quality casual and career fashion apparel and accessories at value prices for women ages 17-34 and operate 749 stores in 44 states. Justice stores offer in-season, trend-right apparel and accessories at value prices for tween girls ages 7-14 and operate 884 stores in 45 states and Puerto Rico.

For more information, please visit www.dressbarn.com, www.maurices.com and www.shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is available in our most recent report on Form 10-K for the year ended July 25, 2009 and Form 10-Q for the quarter ended January 23, 2010.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations- Unaudited
Amounts in thousands, except per share amounts

	Thirteen Weeks Ended
	April 24,			April 25,
	2010	*		2009

Net sales	$665,497		100.0%	$375,709	100.0%
Cost of sales, including
occupancy and buying costs	373,875		56.2%	220,642	58.7%
Gross Profit	291,622		43.8%	155,067	41.3%
Selling, general and
administrative expenses	194,860		29.3%	103,057	27.4%
Depreciation and amortization	20,033		3.0%	11,715	3.1%
Operating income	76,729		11.5%	40,295	10.7%

Interest income	506		0.1%	1,046	0.3%
Interest expense	(684)		-0.1%	(2,515)	-0.7%
Other income (expense)	516		0.1%	(296)	-0.1%
Earnings before income taxes	77,067		11.6%	38,530	10.3%
Income tax provision	29,060		4.4%	15,469	4.1%
Net earnings	$48,007		7.2%	$23,061	6.1%

Earnings per share:
Basic	$0.60			$0.38
Diluted	$0.59			$0.37

Weighted average shares outstanding:
Basic	79,515			59,927
Diluted	81,900			61,774

* The Condensed Consolidated Statements of Operations include the results of Justice for the full fiscal quarter. The following are the Justice results included above and are being provided for more meaningful comparison purposes:

	Thirteen Weeks Ended April 24, 2010
Net sales	$245,150	100.0%
Cost of sales, including
occupancy and buying costs	136,215	55.6%
Gross Profit	108,935	44.4%
Selling, general and
administrative expenses	75,794	30.9%
Depreciation and amortization	8,435	3.4%
Operating income	$24,706	10.1%

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations- Unaudited
Amounts in thousands, except per share amounts

	Thirty-Nine Weeks Ended
	April 24,		April 25,
	2010 *		2009

Net sales	$1,663,706	100.0%	$1,095,308	100.0%
Cost of sales, including
occupancy and buying costs	975,783	58.7%	680,356	62.1%
Gross Profit	687,923	41.3%	414,952	37.9%
Selling, general and
administrative expenses	480,336	28.9%	308,732	28.2%
Depreciation and amortization	49,941	3.0%	36,030	3.3%
Operating income	157,646	9.5%	70,190	6.4%

Loss on debt extinguishment	(5,792)	-0.3%	-	0.0%
Interest income	1,781	0.1%	4,470	0.4%
Interest expense	(5,940)	-0.4%	(7,452)	-0.7%
Other income	1,506	0.1%	609	0.1%
Earnings before income taxes	149,201	9.0%	67,817	6.2%
Income tax provision	57,834	3.5%	26,866	2.5%
Net earnings	$91,367	5.5%	$40,951	3.7%

Earnings per share:
Basic	$1.31		$0.68
Diluted	$1.19		$0.66

Weighted average shares outstanding:
Basic	69,625		60,046
Diluted	76,889		62,229

* The Condensed Consolidated Statements of Operations include the results of Justice since the merger on November 25, 2009 to the end of the fiscal quarter. The following are the Justice results included above and are being provided for more meaningful comparison purposes:

	Thirty- Nine Weeks Ended April 24, 2010
Net sales	$466,255	100.0%
Cost of sales, including
occupancy and buying costs	261,991	56.2%
Gross Profit	204,264	43.8%
Selling, general and
administrative expenses	128,718	27.6%
Depreciation and amortization	13,949	3.0%
Operating income	$61,597	13.2%

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets- Unaudited
Amounts in thousands

	April 24,		April 25,
	2010	*	2009
ASSETS
Current Assets:
Cash and cash equivalents	$263,266		$221,115
Restricted cash	1,338		—
Investment securities	82,659		96,840
Merchandise inventories	263,985		176,275
Prepaid expenses and other current assets	59,444		25,872
Total Current Assets	670,692		520,102

Property and Equipment	794,707		555,352
Less accumulated depreciation and amortization	315,071		278,278
Property and Equipment, net	479,636		277,074

Other Intangible Assets, net	185,976		107,131
Goodwill	229,661		130,706
Investment Securities	27,700		42,608
Other Assets	30,111		15,531
TOTAL ASSETS	$1,623,776		$1,093,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable – trade	$152,201		$130,733
Accrued expenses and other current liabilities	182,203		93,277
Current portion of long-term debt	1,402		1,329
Total Current Liabilities	335,806		225,339

Long-Term Debt	24,985		126,499
Other Long-Term Liabilities	258,123		137,166
Total Liabilities	618,914		489,004
Shareholders' Equity	1,004,862		604,148
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,623,776		$1,093,152

* The Condensed Consolidated Balance Sheets above include the Justice balances as of April 24, 2010 for the following selected line items and are being provided for more meaningful comparison purposes: Merchandise inventories - $83,562, Property and Equipment - $217,835, Intangible Assets, net - $83,452, Goodwill - $99,005, Accounts payable – trade - $17,254 and Lease Related Liabilities - $114,338.